SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2006

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

Item 8.01	Other Events

We wish to announce that management is currently evaluating acquiring interests in additional Alberta Oil Sands prospects.

Bernard McDougall, our president stated, "We strongly believe that the Alberta Oil Sands are going to be the key to the future of Micron’s growth.  We are extremely excited that we are currently involved in one prospect, but we are not content with only one.  We are actively evaluating acquiring interests in additional Alberta Oil Sands prospects and we are optimistic that we can complete on a new prospect within the second quarter of 2006. When you couple our Athabasca Oil Sands Prospect with the conventional drilling we are involved in and the near all time highs of oil and gas prices we are excited about the potential of future growth for our shareholders.  Our goal is to become a mid-range oil and gas company and we feel by acquiring interests in the massive Alberta Oil Sands, we are making strides in achieving this goal.”

We recently announced our entry in the Athabasca region of Alberta, Canada, which is the world's largest Oil Sands region. This new Oil Sands project is located just south of Fort McMurray, Alberta, and is in close proximity to major Oil Sands projects by Devon, Encana, and Cononco Philips. At a recent presentation, Encana's COO stated that Encana's Christina Lake Prospect, which is within 15 miles of Micron's new prospect, could grow to produce 250,000 barrels per day. The closest Oil Sands project adjacent to Micron's new project is the Whitesands Project that has stated reserves of 1.3 billion barrels of oil in place and has just initiated the start-up of a test plant.

The Oil Sands of Canada hold recoverable reserves of 175 billion barrels with a proven reserve life of 480 years and another 130 billion barrels of potential reserves, which is second only to Saudi Arabia's 262 billion barrels. As a comparison, the United States has only 29 billion barrels of recoverable reserves and has decreasing domestic production while their demand is increasing by 1-2% every year. Canada is in an optimal position to supply oil to the US with its favorable political climate, close proximity and being one of the few non-OPEC countries which can grow its oil production.

We are an emerging oil and gas company with exposure to the Athabasca Oil Sands of Alberta, Canada, which is the largest Oil Sands region in the world, and we have production from multiple conventional oil and gas wells. We are one of if not the smallest market capitalized companies with exposure to the Alberta Oil Sands.  Our goal is to become a junior oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have multiple independent sources of oil and/or gas revenue from production in Canada and Texas. We are presently involved in multiple oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization, including additional Oil Sands projects.

If you have any questions, please call us at (604) 646-6903. If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         April 7, 2006